SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

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[ ]     Preliminary Proxy Statement
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[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                           THE SPORTS AUTHORITY, INC.
                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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

                                     NOTICE
                         ANNUAL MEETING OF STOCKHOLDERS
                               HAS BEEN ADJOURNED

                  New Meeting Time: 9:00 AM on June 27, 2000 at
                              The Sports Authority
                              3383 N. State Road 7
                            Ft. Lauderdale, FL 33319


June 5, 2000

Dear Stockholder:

We have previously sent you material relating to the Annual Meeting of Stockholders of The Sports Authority that was held on June 1, 2000. The meeting has been adjourned until Tuesday, June 27, 2000 in order to allow sufficient time to obtain the additional voting needed to pass the third proposal submitted for your approval.

This proposal is an amendment to our Director Stock Plan in order to increase the number of shares issuable from 156,861 to 600,000, to extend the term from December 31, 2004 to the 2009 annual meeting of stockholders, and to allow Directors to receive their retainers in the form of options rather than restricted shares.

The required vote to pass the amendment is a majority of the outstanding shares. If you own your shares in street name, your broker cannot vote your shares for you on this proposal without specific voting instructions from you.

Your vote is urgently needed to avoid the continued expense of additional solicitations on this proposal. Please sign, date and mail the enclosed proxy card today using the enclosed postage paid envelope provided. We appreciate your cooperation in this matter.

Very truly yours,


Martin E. Hanaka
Chairman and Chief Executive Officer